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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)
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
                   DELAWARE                                 52-2126573
         (State or Other Jurisdiction                     (IRS Employer
       of Incorporation or Organization)              Identification Number)

  510 L. STREET, SUITE 500, ANCHORAGE, ALASKA                 99501
   (Address of Principal Executive Offices)                 (Zip Code)
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
If this Form relates to the registration of a    If this Form relates to the registration of a
class of securities pursuant to Section 12(b)    class of securities pursuant to Section 12(g)
of the Exchange Act and is effective             of the Exchange Act and is effective
pursuant to General Instruction A.(c), please    pursuant to General Instruction A.(d), please
check the following box: \ \                     check the following box: \X\
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Securities Act registration statement file number to which this form relates:
333-88753

Securities to be registered pursuant to Section 12(b) of the Act:

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
              Title of each class                                   Name of each exchange on which
              to be so registered                                   each class is to be registered
             ---------------------                                 --------------------------------
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Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                                (Title of Class)


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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the common stock, par value $0.01 per share ("Common Stock"), of the Registrant will be set forth under the caption "Description of Capital Stock" in the Registrant's prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-88753), as amended, relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The description of the Common Stock contained in such prospectus to be filed pursuant to Rule 424(b) is hereby incorporated by reference into this Form 8-A.

ITEM 2.       EXHIBITS.

     All of the following exhibits to this Registration Statement have been filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-88753), as amended, filed under the Securities Act of 1993, as amended, and are hereby incorporated herein by reference.

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EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBIT
--------                               ------------------------
   4.1             Amended and Restated Certificate of Incorporation of the
                   Registrant.
   4.2             Amended and Restated By-Laws of the Registrant.
   4.3             Specimen Certificate for the Registrant's Common Stock.
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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Date: November 17, 1999             By: /s/ Kevin P. Hemenway
                                       ----------------------------------------
                                          Name:  Kevin P. Hemenway
                                          Title: Vice President and
                                                 Treasurer